Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nassau Life Insurance Company:

We consent to the use of our report dated April 23, 2021, with respect to the financial statements of the sub-accounts listed in the Appendix to our report that comprise Nassau Life Variable Accumulation Account as of December 31, 2020 and for each of the years or periods listed in the Appendix of our report, appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the references to our firm as “Experts” under the heading Financial Statements in the Statement of Additional Information.

/s/ KPMG LLP

Hartford, Connecticut

April 30, 2021

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Nassau Life Insurance Company:

We consent to the use of our report dated April 16, 2021, with respect to the statutory statements of admitted assets, liabilities, capital and surplus of Nassau Life Insurance Company (“the Company”) as of December 31, 2020 and 2019, and the related statutory statements of income and changes in capital and surplus, and cash flows for each of the years in the three-year period ended December 31, 2020, and the related notes and the financial statement schedules (Supplemental Schedule Summary of Investments—Other Than Investments in Related Parties, Supplementary Insurance Information, and Supplementary Schedule—Reinsurance), appearing in the Statement of Additional Information, which is part of the Registration Statement, and to the references of our firm as “Experts” under the heading Financial Statements in the Statement of Additional Information.

Our report, dated April 16, 2021, includes explanatory language that states that the Company prepared the financial statements using statutory accounting practices prescribed or permitted by the New York State Department of Financial Services (“statutory accounting practices”), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company’s financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those financial statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

Our report, dated April 16, 2021, contains an emphasis of matter paragraph that states that the financial statements give retroactive effect to the merger of Foresters Life Insurance and Annuity Company into Nassau Life Insurance Company on July 8, 2020 in a transaction accounted for as a statutory merger.

/s/ KPMG LLP

Hartford, Connecticut

April 30, 2021